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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) of Catalytica, Inc. for the Registration of 6,635,263 shares of its Common Stock and to the incorporation by reference therein of our report dated January 28, 1997 with respect to the financial statements of Catalytica, Inc. included in its Annual Report (Form 10-K/A) for the year ended December 31, 1996 filed with the Securities and Exchange Commission.

                                                /s/ Ernst & Young LLP
                                          -------------------------------------
                                                    Ernst & Young LLP

San Jose, California
July 30, 1997